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                                                                    EXHIBIT 4.81

  [CLIFFORD CHANCE LOGO]

                                                                  CONFORMED COPY

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                  ATTO DI COSTITUZIONE DI IPOTECHE DEL CODICE
                                   CIVILE

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DEED OF MORTGAGE EXECUTED ON 19 MAY 2003 BY MARCONI COMMUNICATIONS S.P.A.
(ATTO DI COSTITUZIONE DI IPOTECHE DEL CODICE CIVILE)

ENGLISH SUMMARY

Party

o    Marconi Communications S.p.A. (the COMPANY)


Beneficiaries


o The Bank of New York as Depositary, Senior Noteholder, Junior Noteholder, Paying Agent and Registrar;

o the New Bonding Facility Agent and any New Bonding Facility Bank (as defined under the Security Trust and Intercreditor Deed and indicated under Attachment B to the Deed of Mortgage);

o    their successors and assignees. (the SECURED CREDITORS)


Material Obligations


The Company has the obligation to create the mortgage over the two following properties owned by the Company:

(a)  Real property located in Genova, Sez. Pegli Voltri, Via Negrone no. 1A

(b)  Real property located in Genova, Sestri Ponente, Via Giotto
     (the PROPERTIES)


The creation of the mortgage is perfected by paying the applicable registration tax and by filing the deed of mortgage with the competent Land Registry.

The Company must act in accordance with the instructions of the Security Trustee for the perfection, continuation, even in case of assignment or amendment of the Secured Obligations, and enforceability of the mortgages.

The Company must keep any document and information relating to the Properties and must promptly inform the Security Trustee on any judicial or administrative action or third parties' claims in connection with the Properties.

The Company must promptly reimburse, upon request from the Security Trustee and subject to certain exceptions, all costs and expenses (including legal fees and taxes) relating to the execution, registration, filing, perfection, release and enforcement of the mortgages and the exercise of any right or fulfilment of any obligation under the deed of mortgage.

Secured Obligations

The mortgage is created to secure the Company's present and future obligations vis-a-vis the Secured Creditors for any reason arising out from the Security Trust and Intercreditor Deed, the New Bonding Facility Agreement, the Senior Guarantee, the Junior Guarantee, the Composite Guarantee. The secured amount under the mortgages is equal to Euro 49,000,000.00 (the SECURED OBLIGATIONS).

Enforcement

Upon occurrence or continuation of an enforcement event, the Secured Creditors are entitled to enforce the mortgages in accordance with the enforcement procedure set forth under Italian law.


Release of the mortgage

The Properties shall be released from the mortgage upon full and unconditional satisfaction of the Secured Obligations or in any other circumstance provided under Clauses 5.3 and 5.4 of the Security Trust and Intercreditor Deed.


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                                     INDICE

ARTICOLO                                                                    PAGINA
1.        Premesse E Definizioni..........................................      4
2.        Costituzione Di Ipoteche........................................      6
3.        Crediti Garantiti...............................................      7
4.        Efficacia Della Garanzia........................................      8
5.        Iscrizione Delle Ipoteche.......................................      8
6.        Cessioni, Trasferimenti O Modifiche.............................      9
7.        Impegni Del Costituente.........................................     10
8.        Escussione Delle Ipoteche.......................................     11
9.        Estinzione Delle Ipoteche.......................................     11
10.       Elezione Di Domicilio E Comunicazioni...........................     12
11.       Miscellanea.....................................................     12
12.       Legge Applicabile E Foro Competente.............................     13
13.       Tasse, Imposte E Spese..........................................     13
Allegato A1...............................................................     15
Allegato A2...............................................................     18
Allegato B................................................................     21
Allegato C................................................................     22
Allegato D................................................................     27

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Con il presente atto MARCONI COMMUNICATIONS S.p.A. (qui di seguito identificata come il "COSTITUENTE"), societa costituita in Italia, con sede in Genova, via Lodovico Calda 5, avente capitale sociale pari a Euro 15.000.000,00, iscritta al
n. 01168770996 del Registro delle Imprese di Genova, codice fiscale 01168770996, rappresentata, disgiuntamente, da Mary Angela Skelly, nata a Londra, UK, l'11 Gennaio 1961; Kevin David Smith, nato a Birmingham, UK, il 13 Luglio 1962; Craig George Donaldson, nato a Dunfermline, Scotland, il 30 July 1969; Thomas Charles Ryley Shepherd, nato a Hereford, UK, l'8 Agosto 1967; William Edwin Johnson, nato a Poole, UK, il 31 Luglio 1969; Christopher Charles Holden, nato a Leeds, UK, il 12 Novembre 1948, in forza di procura del 15 Maggio 2003, rilasciata dal Sig. Giorgio Bertolina, Presidente del Consiglio di Amministrazione del Costituente;

                                  PREMESSO CHE

(A) La societa Law Debenture Company of New York, in qualita di "Senior Note Trustee" nonche, tra gli altri, Marconi Corporation plc, in qualita di "Emittente", hanno sottoscritto intorno al 19 maggio 2003 un contratto per l'emissione di titoli obbligazionari denominato "Senior
         Note Indenture" (qui di seguito, come di volta in volta modificato, il "SENIOR NOTE INDENTURE") in forza del quale Marconi Corporation plc ha emesso o emettera titoli obbligazionari in dollari statunitensi per un ammontare di 717.139.584,00 (qui di seguito denominati "SENIOR NOTES"). L'Allegato A1 del presente atto contiene una tabella riassuntiva delle principali condizioni finanziarie del Senior Note Indenture.

(B) JPMorgan Chase Bank, in qualita di "Junior Note Trustee", nonche, tra gli altri, Marconi Corporation plc in qualita di "Emittente", hanno sottoscritto intorno al 19 maggio 2003 un contratto per l'emissione di titoli obbligazionari denominato "Junior Note Indenture" (qui di seguito il "JUNIOR NOTE INDENTURE") in forza del quale Marconi Corporation plc ha emesso o emettera titoli obbligazionari in dollari statunitensi per un ammontare di 486.881.472,00 (qui di seguito denominati "JUNIOR NOTES"). L'Allegato A2 del presente atto contiene una tabella riassuntiva delle principali condizioni finanziarie del Junior Note Indenture.

(C) HSBC Bank plc, in qualita di "Agent" e "Security Trustee" ed alcune istituti finanziari ivi indicati come "Banks" hanno messo a disposizione di Marconi Bonding Limited in qualita di "Applicant" un finanziamento in conto corrente per l'emissione di obbligazioni per un ammontare complessivo di L50.000.000 in forza di un contratto di finanziamento sottoscritto in data 27 marzo 2003 (il "NEW BONDING FACILITY AGREEMENT") tra HSBC Bank plc, gli istituti finanziari ivi definiti come "Banks" e "Issuing Banks" (congiuntamente, le "BONDING FINANCE PARTIES"), Marconi Bonding Limited in qualita di "Applicant", Marconi Corporation plc in qualita di "Company" e certe altre societa del Gruppo Marconi (come infra definito) in qualita di "Indemnifying Companies" (congiuntamente, i "BONDING OBLIGORS").

(D) Il New Bonding Facility Agreement e stato sottoscritto al fine di garantire le obbligazioni dovute dai Bonding Obligors in favore di terzi nel caso in cui tali obbligazioni siano sorte nel corso della normale attivita del gruppo Marconi ma non al fine di garantire le obbligazioni di membri del Gruppo Marconi derivanti dalle Indentures (come infra definite).

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(E)      In forza del New Bonding Facility Agreement il Costituente si impegna a risarcire le Issuing Banks (come ivi definite) per qualunque costo, perdita, o danno sostenuto dalle stesse agendo in qualita Issuing Bank in forza di qualunque Bond (cosi come definito nel New Bonding Facility Agreement) concesso a favore del Costituente.

(F) L'Allegato B, Parte I contiene la lista dei New Bonding Facility Banks ed il New Bonding Facility Agent. L'Allegato B, Parte II, contiene una tabella che riassume i principali termini finanziari del New Bonding Facility Agreement.

(G) Le Notes (come infra definite) sono state emesse in forza delle Indentures, come descritto all'Allegato A1 e A2 ed il New Bonding Facility Agreement e stato concesso condizionatamente, inter alia, alla costituzione delle garanzie ipotecarie di cui al presente atto.

(H) Ciascuna delle societa elencate nell'Allegato C, Parte I, del presente atto, in qualita di "Guarantor" (e tra esse il Costituente), hanno garantito mediante la sottoscrizione intorno al 19 maggio 2003 di un contratto denominato "Senior Note Guarantee" (qui di seguito la "SENIOR GUARANTEE") tutte le obbligazioni di Marconi Corporation plc derivanti dal Senior Note Indenture e dalle Senior Notes.

(I) Ciascuna delle societa elencate nell'Allegato C, Parte I, del presente atto, in qualita di "Guarantor", (e tra esse il Costituente), hanno garantito mediante la sottoscrizione intorno al 19 maggio 2003 di un contratto denominato "Junior Note Guarantee" (qui di seguito la "JUNIOR GUARANTEE") tutte le obbligazioni di Marconi Corporation plc derivanti dal Junior Note Indenture e dalle Junior Notes.

(J) Ciascuna delle societa elencate nell'Allegato C Parte II, del presente atto, in qualita di "Guarantor", (e tra esse il Costituente), hanno garantito mediante la sottoscrizione intorno al 19 maggio 2003 di un contratto denominato "Composite Guarantee" (qui di seguito la "COMPOSITE GUARANTEE" e, congiuntamente alla Senior Guarantee e alla Junior Guarantee, le "GARANZIE") inter alia, tutte le obbligazioni di Marconi Corporation plc derivanti dal New Bonding Facility Agreement, come infra definito, dal Security Trust Intercreditor Deed (come infra definito) e da qualunque Security Document unitamente agli altri documenti specificati in tale Composite Guarantee.

(K) Le obbligazioni del Costituente in base alle Garanzie sono limitate in base al Security Trust and Intercreditor Deed al maggiore tra:

         (a) un ammontare corrispondente al Patrimonio Netto (come infra definito) del Costituente, cosi come risultante dall'ultimo bilancio approvato con riferimento alla data di sottoscrizione delle Garanzie; e

         (b) un ammontare corrispondente al Patrimonio Netto (come infra definito) del Costituente, cosi come risultante dall'ultimo bilancio approvato con riferimento al momento in cui le Garanzie sono escusse.

         "PATRIMONIO NETTO" indica ai fini di questa clausola, il valore del Patrimonio Netto del Costituente ai sensi della definizione contenuta nell'articolo 2424 del Codice Civile Italiano.

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(L)      The Law Debenture Trust Corporation p.l.c., in qualita di "Security
         Trustee", la societa Law Debenture Trust Company of New York, in qualita di "Senior Note Trustee", JPMorgan Chase Bank, in qualita di "Junior Note Trustee", Marconi Corporation plc, in qualita di "Emittente", e, inter alios, il Costituente, in qualita di "Guarantor", hanno sottoscritto intorno al 19 maggio 2003, un atto denominato "Security Trust and Intercreditor Deed" al fine di regolare, tra l'altro, la priorita dei crediti garantiti di ciascun creditore, i poteri del Security Trustee e le modalita di escussione delle Garanzie e di alcune garanzie reali incluse le Ipoteche costituite nel presente atto (qui di seguito il "SECURITY TRUST AND INTERCREDITOR DEED").

(M) Il Security Trust and Intercreditor Deed, il New Bonding Facility Agreement, le Granzie verranno qui di seguito identificati come i "RAPPORTI GARANTITI".

(N) Il Costituente e titolare degli immobili indicati nell'Allegato D al presente atto.

(O) In relazione a quanto sopra, il Costituente intende costituire separate e distinte ipoteche su ciascuno degli immobili indicati nell'Allegato D al presente atto, ciascuna delle quali viene costituita congiuntamente e pro indiviso a beneficio dei Creditori Garantiti (come infra definiti), per un valore complessivo di Euro 49.000.000,00 (quarantanovemilioni), quale garanzia per tutti i Crediti Garantiti (come infra definiti).

TUTTO CIO' PREMESSO, si conviene e si stipula quanto segue:

1.       PREMESSE E DEFINIZIONI

1.1 Le Premesse sopra riportate e gli Allegati costituiscono parte integrante e sostanziale del presente contratto.

1.2 I termini cui e stata data una specifica definizione nel Security Trust and Intercreditor Deed avranno il medesimo significato qualora utilizzati, con l'iniziale maiuscola, nel corso del presente contratto, salvo quando diversamente stabilito o specificato o quando il contesto diversamente preveda.

1.3 Le rubriche degli articoli sono state inserite esclusivamente per facilita di consultazione, ma non dovranno essere prese in considerazione ai fini dell'interpretazione di quanto ivi previsto.

1.4 Salvo i casi in cui il contesto richieda diversamente, ogni riferimento in questo atto ad un Articolo, Paragrafo od Allegato dovra intendersi riferito ad un articolo, paragrafo od allegato del presente atto.

1.5 In deroga a qualunque contraria disposizione contenuta nel presente atto, le parti concordano che il presente atto e soggetto in ogni sua parte alle disposizioni contenute nel Security Trust and Intercreditor Deed ed in particolare in caso di conflitto, le disposizioni del Security Trust and Intercreditor Deed prevarranno salvo tuttavia l'applicazione delle norme imperative di diritto italiano.

1.6 Il Costituente riconosce che il Security Trustee agira ai sensi del presente atto in base ai poteri conferiti allo stesso ai sensi della clausola 6.5 del Security Trust and Intercreditor Deed ed in ottemperanza con i termini previsti nel Security Trust and Intercreditor Deed.

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1.7      Nel corso del presente atto:

         1.7.1 "CASO DI ESCUSSIONE" indica la decadenza dal beneficio del termine relativamente ai Crediti Garantiti (ad esclusione dei Crediti Garantiti derivanti dal New Bonding Facility Agreement), ovvero ogni comunicazione che dichiari che i Crediti Garantiti (ad esclusione dei Crediti Garantiti derivanti dal New Bonding Facility Agreement) sono anticipatamente scaduti e dovuti (non soltanto in conseguenza della circostanza che le obbligazioni di alcuno dei Creditori Garantiti nascenti dai Rapporti Garantiti siano diventati illegali) o qualunque inadempimento da parte di qualunque Debitore in relazione al pagamento di somme di denaro a titolo di capitale in relazione a qualunque Credito Garantito (ad esclusione dei Crediti Garantiti derivante dal New Bonding Facility Agreement) non solo in relazione alla scadenza dei termini di pagamento;

         1.7.2 "CASO DI ESCUSSIONE IN RELAZIONE AL BONDING FACILITY AGREEMENT" indica il verificarsi di entrambe le seguenti circostanze:

                  (a) la decadenza dal beneficio del termine relativamente ai Crediti Garantiti derivanti dal New Bonding Facility Agreement, ovvero ogni comunicazione che dichiari che i Crediti Garantiti derivanti dal New Bonding Facility Agreement sono anticipatamente scaduti e dovuti (non soltanto in conseguenza della circostanza che le obbligazioni di alcuno dei Creditori Garantiti nascenti dalle sue obbligazioni in base al New Bonding Faciltiy Agreement siano diventate illegali) o qualunque inadempimento da parte di qualunque Debitore in relazione al pagamento di somme di denaro a titolo di capitale in relazione a qualunque Credito Garantito derivante dal New Bonding Facility Agreement non solo in relazione alla scadenza dei termini di pagamento;

                  (b) l'assunzione da parte del Security Trustee, in conformita alle istruzioni ricevute ai sensi del Security Trust e Intercreditor Deed, di qualunque azione volta all'escussione delle Ipoteche a seguito del verificarsi di un Caso di Escussione.

         1.7.3 "CREDITI GARANTITI" ha il significato indicato all'Articolo 3 del presente atto;

         1.7.4 "CREDITORI GARANTITI" indica The Bank of New York, con sede in One Wall Street, New York, New York, 10286, USA nella sua qualita di Depositary, nonche di Senior Noteholder (come definito nella Senior Guarantee) (per tutto il tempo in cui sara holder delle Global Senior Notes, come definito nella Senior Note Indenture), nonche di Junior Noteholder (come definito nella Junior Guarantee) (per tutto il tempo in cui sara holder delle Global Junior Notes, come definito nella Junior Note Indenture), nonche di Paying Agent e Registrar; il New Bonding Facility Agent e ciascuna New Bonding Facility Bank (come definite nel Security Trust and Intercreditor Deed ed indicate nell'Allegato B Parte I del presente atto) e loro cessionari e successori a titolo universale o particolare;

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         1.7.5    "DEBITORE": indica ciascuno dei seguenti soggetti:
                  l'"Emittente", i "Guarantors" come definiti nel Security Trust and Intercreditor Deed.

         1.7.6    "EMITTENTE": indica Marconi Corporation plc

         1.7.7 "GARANZIE REALI": significa qualunque garanzia reale data dal Costituente alla data del presente atto a favore dei Creditori Garantiti o di alcuni di loro in relazione ai Contratti Garantiti.

         1.7.8 "IMMOBILI" indica tutti gli immobili, dettagliatamente identificati nell'Allegato D del presente atto, ivi incluse le relative accessioni e pertinenze, su ciascuno dei quali viene costituita ipoteca in forza del presente contratto;

         1.7.9 "INDENTURES" indica congiuntamente il Senior Note Indenture ed il Junior Note Indenture e Indenture significhera uno o l'altro dei due;

         1.7.10 "IPOTECHE" indica collettivamente le ipoteche costituite in forza del presente atto sugli Immobili. Ciascuna di esse potra essere indicata genericamente come una "IPOTECA";

         1.7.11 "OBBLIGAZIONI" indica le obbligazioni al portatore emesse in forza delle Indentures ed ivi identificate come Senior Notes e Junior Notes;

         1.7.12   "JUNIOR NOTEHOLDERS" indica i portatori delle Junior Notes;

         1.7.13   "SENIOR NOTEHOLDERS" indica i portatori delle Senior Notes;

         1.7.14 "NOTEHOLDERS" indica collettivamente i Junior Noteholders e i Senior Noteholders;

         1.7.15 "RELAZIONE NOTARILE" indica la relazione notarile del Notaio dott. Luigi Cecala avente per oggetto gli Immobili;

         1.7.16 "SECURITY TRUSTEE" indica The Law Debenture Trust Corporation p.l.c. (e qualsiasi altro Delegate ai sensi dell'Articolo 16 (Delegation and Additional Security Trustee) del Security Trust and Intercreditor Deed), nominato dai Creditori Garantiti ai sensi del Security Trust and Intercreditor Deed;

         1.7.17 "TESTO UNICO BANCARIO" indica il D.Lg. 1 settembre 1983 N. 385 (Testo Unico delle leggi in materia bancaria e creditizia).

2.       COSTITUZIONE DI IPOTECHE

2.1 Con il presente contratto il Costituente irrevocabilmente concede ipoteca di primo grado su ciascuno degli Immobili dettagliatamente identificati all'Allegato D al presente contratto, congiuntamente e pro-indiviso a favore di ciascuno dei Creditori Garantiti a garanzia dei Crediti Garantiti.

2.2 Ciascuna delle ipoteche costituite in forza del presente contratto ricomprende:

         2.2.1 il relativo Immobile, come indicato nell'Allegato D e come qui definito;

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         2.2.2    tutti i diritti, azioni, accessori, dipendenze, pertinenze, accessioni e servitu attive relative a tale Immobile, con tutto quanto possa ritenersi immobile, nulla escluso e tutto ivi compreso, anche qualora la descrizione risultante dal presente contratto fosse incompleta.

2.3 Ogni Ipoteca si estendera inoltre, in conformita a quanto previsto dall'Articolo 2811 del Codice Civile italiano, ad ogni miglioramento, costruzione od altra accessione futura relativa a ciascuno degli Immobili.

3.       CREDITI GARANTITI

3.1 Ciascuna Ipoteca garantisce - congiuntamente e per l'intero suo valore, che viene stabilito nella misura di Euro 49.000.000,00 (quarantanovemilioni) e senza vincolo di preventiva escussione di ogni altra garanzia reale o personale concessa dal Costituente ogni credito, presente e futuro, dei Creditori Garantiti nei confronti del Costituente - derivante a qualunque titolo dai Rapporti Garantiti nei confronti del Costituente.

3.2      In deroga a quanto previsto nel Paragrafo 3.1, resta inteso che:

         3.2.1 con riferimento ai Crediti Garantiti dovuti dal Costituente nella sua capacita di garante (ovvero di soggetto che garantisce obbligazioni di terzi o si impegna ad adempiere obbligazioni di terzi ovvero pagarne debiti) in base ad alcuno dei Contratti Garantiti, l'ammontare complessivo dei Crediti Garantiti in base alle Garanzie Reali sara limitato all'ammontare massimo applicabile alle Guaranteed Obligations come definite nel Security Trust and Intercreditor Deed e descritte nella premessa (K); e

         3.2.2 con riferimento ai Crediti Garantiti dovuti dal Costituente altrimenti che nella sua capacita di garante (come indicata nel Paragrafo 3.2.1), l'ammontare complessivo di tali Crediti Garantiti non sara soggetto ad alcuna limitazione.

3.3 Resta inteso che qualunque obbligazione del Costituente a titolo di "parallel debt", ovvero di impegno a pagare debiti o adempiere obbligazioni di terzi (incluse, a titolo esemplificativo, le obbligazioni di cui alle clausole 3.1, 6.3 e 8.4 del Security Trust and Intercreditor Deed) sottostanno alle medesime limitazioni di cui ai paragrafi 3.2 a seconda della natura delle relative obbligazioni di riferimento, di talche:

         3.3.1 se le obbligazioni del Costituente a titolo di "parallel debt", ovvero di impegno a pagare debiti o adempiere obbligazioni di terzi si riferiscono a Crediti Garantiti dovuti dal Costituente a titolo di garante come specificato nel Paragrafo 3.2.1 supra, le limitazioni di cui al Paragrafo
                  3.2.1 si applicheranno; e

         3.3.2 se le obbligazioni del Costituente a titolo di "parallel debt", ovvero di impegno a pagare debiti o adempiere obbligazioni di terzi si riferiscono a Crediti Garantiti dovuti dal Costituente altrimenti che a titolo di garante come specificato nel Paragrafo 3.2.1 supra, le limitazioni del Paragrafo 4.2.1. non si applicheranno.

3.4 Le Ipoteche costituite in virtu del presente atto garantiscono altresi, ed in pari grado con gli altri crediti indicati al presente Articolo, tutti i crediti dei Creditori Garantiti nei confronti del Costituente aventi titolo nei Rapporti Garantiti come conseguenza degli eventuali utilizzi che i Creditori Garantiti consentissero oltre i limiti del credito concesso nei Rapporti Garantiti o dopo le scadenze ivi originariamente previste, o la comunicazione del recesso o della risoluzione di tali rapporti contrattuali.

3.5 I crediti che vengono garantiti con le Ipoteche costituite in forza del presente atto vengono qui di seguito identificati come i "CREDITI GARANTITI".

3.6 Si precisa che l'operazione garantita dalle Ipoteche costituite in forza del presente contratto non costituisce operazione di credito fondiario ai sensi dell'Articolo 38 e seguenti del Testo Unico Bancario.

3.7 Senza pregiudizio per quanto eventualmente stabilito nei Rapporti Garantiti o nel corso del presente contratto in merito all'escussione delle garanzie reali che assistono i Rapporti Garantiti, resta inteso che la garanzia di cui al presente contratto potra essere escussa sulla totalita o parte dei beni su cui essa grava.

4.       EFFICACIA DELLA GARANZIA

4.1 La garanzia ipotecaria costituita con il presente atto rimarra valida nella sua integrita nonostante ogni rimborso o adempimento parziale dei Crediti Garantiti, fintantoche questi siano stati interamente soddisfatti e, salvo il caso di rilascio anticipato della garanzia ipotecaria ai sensi e per gli effetti di cui all'Articolo 10, fino a quando i relativi pagamenti fatti dal Costituente, se alcuno, non siano suscettibili di essere annullati o dichiarati inefficaci, o non possano piu essere dichiarati inefficaci o ridotti in forza di una azione revocatoria fallimentare, essendo decorsi i termini previsti ai sensi degli Articoli 65 e 67 della Legge Fallimentare (Regio Decreto 16 Marzo 1942 N. 267) entro cui poter esperire tale azione.

4.2 Ciascuna Ipoteca e assoluta ed incondizionata, la sua validita ed esistenza sono autonome ed e aggiuntiva rispetto ad ogni altra garanzia personale o reale di cui i Creditori Garantiti possano, al momento attuale o successivamente, beneficiare o venire a beneficiare in relazione a tutti o ad alcuni dei Crediti Garantiti.

4.3 La garanzia ipotecaria di cui al presente atto permarra nella sua integrita indipendentemente da successive modifiche apportate ai Rapporti Garantiti o ai Crediti Garantiti, ivi incluse, a titolo esemplificativo, le ipotesi di estensione dei termini di rimborso, cessione totale o parziale dei Rapporti Garantiti o dei Crediti Garantiti in essi aventi causa o altre modifiche dei termini e condizioni ad essi applicabili.

4.4 Il Costituente rinuncia irrevocabilmente a domandare in qualsiasi sede la riduzione di ciascuna delle Ipoteche, incluse nelle ipotesi di cui al secondo e terzo comma dell'Articolo 2873 del codice civile.

5.       ISCRIZIONE DELLE IPOTECHE

5.1      Il Costituente si impegna a istruire il Notaio rogante affinche:

         5.1.1 registri il presente atto presso il competente ufficio della agenzia delle entrate in tempo utile, assolvendo la relativa imposta;

         5.1.2 richieda, entro 10 (dieci giorni) dalla sottoscrizione del presente atto, ciascuna corrispondente iscrizione ipotecaria a nome dei Creditori Garantiti presso la corrispondente Conservatoria dei Registri Immobiliari in relazione a ciascuno degli Immobili, con esonero del competente Conservatore da ogni responsabilita al riguardo, dando pronta conferma e consegnando al Security Trustee ogni documentazione relativa all'espletamento di dette formalita, e provvedendo alle relative spese.

5.2 Il Costituente comunque acconsente che, in difetto di quanto sopra e senza pregiudizio per la responsabilita del Costituente in merito, ciascuna corrispondente iscrizione ipotecaria sia eseguita a richiesta dei Creditori Garantiti presso la Conservatoria dei Registri Immobiliari competente in relazione a ciascuno degli Immobili, con esonero del competente Conservatore da ogni responsabilita al riguardo.

5.3 Resta inteso che il Costituente non sara tenuto in alcun modo responsabile o inadempiente qualora ciascuno o alcuno dei competenti uffici delle agenzia delle entrate ovvero conservatorie non accogliesse le relative richieste di registrazione ovvero iscrizione ipotecaria.

6.       CESSIONI, TRASFERIMENTI O MODIFICHE

6.1 Ciascuno dei Creditori Garantiti potra trasferire tutti o alcuni dei propri diritti e obbligazioni derivanti dal presente contratto in conformita con il Security Trust and Intercreditor Deed, il Deposit Agreement o il New Bonding Facility Agreement. Ciascuno dei Creditori Garantiti avra la facolta di divulgare informazioni riguardanti il Costituente e il presente contratto, nei limiti in cui lo consideri appropriato, a ogni concreto o possibile successore diretto o indiretto
         o ad ogni persona alla quale tali informazioni debbano essere divulgate sulla base di qualunque legge applicabile.

6.2 Nei limiti di quanto consentito dal Security Trust and Intercreditor Deed, il Deposit Agreement o il New Bonding Facility Agreement, ai fini delle Ipoteche la cessione dei Rapporti Garantiti o dei Crediti Garantiti avra natura ed effetto di cessione di contratto e/o di cessione di credito, secondo il caso, con esclusione di alcuna efficacia novativa sui contratti stessi o sui Crediti Garantiti esistenti al momento del perfezionamento di tale cessione.

6.3 Senza pregiudizio ai Paragrafi che precedono e ai Paragrafi 6.7 e 7.1.2 che seguono, il Costituente conferma ed accetta che ciascuna Ipoteca costituita in virtu del presente atto permarra nella sua integrita e rimarra vincolante per il Costituente, i suoi successori o cessionari anche a seguito di modifiche di tutti o parte dei Rapporti Garantiti ovvero di tutti o parte dei Crediti Garantiti - nella misura in cui tali modifiche siano fatte in accordo con quanto previsto nei Rapporti Garantiti (ivi comprese, a titolo meramente esemplificativo, l'estensione delle linee di credito ovvero il posticipo dei termini di rimborso delle somme dovute, ovvero l'adesione ad alcuno dei Rapporti Garantiti di alcun obbligato aggiuntivo), e a tal fine il Costituente si impegna espressamente alla continuazione delle Ipoteche costituite in virtu del presente atto nel caso di modifica di tutti o parte dei Rapporti Garantiti ovvero di tutti o parte dei Crediti Garantiti (inclusa la novazione di tutti o parte dei Rapporti Garantiti ai sensi del diritto inglese).

6.4 Senza pregiudizio al Paragrafo 6.7 che segue, il Costituente presta sin da ora il proprio consenso a che il trasferimento delle Ipoteche conseguente alla cessione a favore del soggetto che verra indicato come cessionario, in tutto o in parte, dei Rapporti Garantiti ovvero di alcun credito avente causa negli stessi in alcun atto di cessione stipulato tra tale soggetto ed i Creditori Garantiti, sia iscritto presso la Conservatoria dei Registri Immobiliari competente in relazione a ciascuno degli Immobili.

6.5 Senza pregiudizio al Paragrafo 6.7 che segue, il Costituente autorizza altresi ciascun Creditore Garantito a domandare in ogni momento alla competente Conservatoria dei Registri Immobiliari l'annotazione di ogni cessione dei Rapporti Garantiti e, conseguentemente, delle Ipoteche, ai sensi dell'Articolo 2843 del codice civile, esonerando il competente Conservatore da ogni responsabilita al riguardo.

6.6 Al fine di procedere all'annotazione prevista al paragrafo che precede, il Costituente si impegna ad intervenire, su richiesta dei Creditori Garantiti, alla sottoscrizione di titolo idoneo ad ottenere l'annotazione dell'avvenuta cessione ai sensi dell'Articolo 2843 del codice civile.

6.7 Resta inteso che i costi notarili e fiscali connessi alla cessione delle Ipoteche costituite con il presente atto o ad altri eventi di cui all'articolo 2843 del codice civile, nonche alla cessione dei Rapporti Garantiti, in tutto o in parte, a terzi, nonche alla successione nella titolarita di Creditore Garantito, e a tutte le conseguenti annotazioni presso la Conservatoria dei Registri Immobiliari competente in relazione a ciascuno degli immobili, non saranno a carico del Costituente eccetto per:

         6.7.1 i costi notarili e fiscali conseguenti all'annotazione relativa alla cessione delle Ipoteche costituite con il presente atto ai sensi dell'articolo 2843 del codice civile in favore (i) del successore di The Bank of New York quale Depositary a seguito di sostituzione (removal) richiesta dall'Emittente ai sensi del Deposit Agreement o (ii) del successore di HSBC plc quale Agent ai sensi del New Bonding Facility Agreement a seguito di sostituzione (removal) richiesta dall'Emittente ai sensi del New Bonding Facility Agreement.

7.       IMPEGNI DEL COSTITUENTE

7.1      Il Costituente dovra:

         7.1.1 intraprendere qualunque azione richiesta dal Security Trustee ai fini del perfezionamento delle Ipoteche, del loro mantenimento e della loro opponibilita ai terzi;

         7.1.2 sottoscrivere eventuali atti confermativi di ipoteca ai sensi dell'articolo 1232 del codice civile, che possano venire richiesti dai Creditori Garantiti o dal Security Trustee per loro conto in caso di modifica di tutti o alcuni dei Rapporti Garantiti ovvero di modifica di tutti o alcuni dei Crediti Garantiti, fermo restando che l'obbligo di sottoscrivere tali eventuali atti confermativi sorgera solo laddove il Costituente non sia tenuto a sostenere direttamente o a rimborsare a terzi i costi notarili e fiscali relativi ad eventuali annotazioni conseguenti alla modifica di tutti o alcuni dei Rapporti Garantiti ovvero di modifica di tutti o alcuni dei

                  Crediti Garantiti, a meno che tali modifiche siano state esplicitamente richieste dal Costituente;

         7.1.3 tenere adeguata documentazione inerente agli Immobili e permettere in qualunque momento, previo ragionevole preavviso scritto, al Security Trustee per conto dei Creditori Garantiti di richiedere ed esaminare copie ed estratti di tale documentazione;

         7.1.4 di volta in volta ed in qualsiasi momento, stipulare ed eseguire tutti gli ulteriori documenti ed atti ed intraprendere tutte le ulteriori azioni derivanti da tali documenti ed atti che dovessero essere necessarie al fine di assicurare e mantenere l'efficacia delle Ipoteche;

         7.1.5 dare pronta comunicazione al Security Trustee (inviando, a proprie spese, copia) di ogni notifica o comunicazione ricevuta in relazione agli Immobili, e relativa ad eventuali sequestri o pignoramenti o comunque pretese di terzi, nonche, ai sensi e per gli effetti dell'Articolo 498 del Codice di Procedura Civile, comunicare immediatamente ai Creditori Garantiti l'inizio di qualunque procedura esecutiva riguardante gli Immobili di cui sia o possa venire a conoscenza.

7.2 Agli obblighi di non fare di cui al Paragrafo 8.1 che precede fara comunque eccezione quanto diversamente consentito in termini espliciti dai Rapporti Garantiti.

8.       ESCUSSIONE DELLE IPOTECHE

8.1 Il Costituente accetta che al verificarsi ovvero successivamente al verificarsi o alla continuazione di un Caso di Escussione ovvero un Caso di Escussione in relazione al Bonding Facility Agreement i Creditori Garantiti sono autorizzati, in deroga a quanto previsto dall'Articolo 10 ("Action and Enforcement Action") del Security Trust and Intercreditor Deed, dopo che il Security Trustee (agendo su istruzioni ricevute ai sensi del Security Trust and Intercreditor Deed) ha inviato comunicazione all'Emittente, a far vendere gli Immobili ipotecati ai sensi delle norme del codice di procedura civile regolamentanti le procedure esecutive immobiliari.

9.       ESTINZIONE DELLE IPOTECHE

         Al soddisfacimento, da parte dei soggetti obbligati, dei Crediti Garantiti ed al compimento di ogni periodo di revocatoria fallimentare applicabile ai relativi pagamenti (cosi come previsto al Paragrafo 4.1), ovvero - in un momento antecedente - al verificarsi delle condizioni previste dagli Articoli 5.3 (Release of Transaction Security on Secured Obligations) e 5.4 (Release of Transaction Security in Connection with Permitted Disposals) del Security Trust and Intercreditor Deed, le Ipoteche costituite con il presente atto e le obbligazioni nascenti da questo atto, si estingueranno e cesseranno di aver alcun effetto e, su richiesta ed a spese del Costituente, i Creditori Garantiti acconsentiranno al rilascio delle Ipoteche (in conformita con quanto disposto nel Security Trust and Intercreditor Deed e senza che i Creditori Garantiti siano tenuti a rilasciare qualunque tipo di garanzia o dichiarazione in relazione agli Immobili), essendo comunque inteso che al verificarsi delle circostanze specificate nella clausola 5.4 (Release of Transaction Security in Connection with Permitted Disposals) del Security

         Trust and Intercreditor Deed, le Ipoteche create e le obbligazioni nascenti dal presente atto perderanno efficacia solo in riferimento agli Immobili facenti parte del Transaction Security (cosi come definito nel Security Trust and Intercreditor Deed) liberati ai sensi della citata clausola ed il consenso dei Creditori Garantiti al rilascio delle Ipoteche sara limitato agli Immobili cosi liberati.

10.      ELEZIONE DI DOMICILIO E COMUNICAZIONI

10.1 Ai fini del presente atto e delle Ipoteche costituite con il presente atto, il Costituente elegge domicilio all'indirizzo infra indicato. Presso il domicilio eletto dal Costituente potra essere inoltrata ogni comunicazione relativa al presente atto ed alle Ipoteche costituite con il presente atto, ivi inclusa la notifica di ogni atto giudiziario e processuale correlato al presente contratto ed alle Ipoteche costituite con il presente atto. Salvo altrimenti stabilito, ogni avviso o comunicazione da inviarsi al Costituente ovvero ai creditori Garantiti, ovvero alla The Law Debenture Trust Corporation plc in qualita di Security Trustee, ai sensi dello stesso, dovra avvenire in conformita ai termini stabiliti nel Security Trust and Intercreditor Deed.

         Al Costituente:

         Marconi Communications S.p.A.
         Via Lodovico Calda 5, 16153
         Genova
         Att.: Presidente del Consiglio di Amministrazione

         c.c.: Sig. Marco Arato
         Studio Bonelli Erede Pappalardo Studio Legale
         Viale Padre Santo 5/8, 16122 Genova

         I Creditori Garantiti, anche ai sensi e per gli effetti del codice civile, eleggono domicilio presso il Security Trustee come qui di seguito indicato:

         Fifth Floor
         100 Wood Street
         London EC2V 7EX
         England
         Tel. +44 20 7606 5451
         Fax. + 44 20 7696 5261

11.      MISCELLANEA

11.1 Il Costituente accetta che i Creditori Garantiti ed il Security Trustee non saranno responsabili per gli eventuali danni causati al Costituente dalle modalita di esercizio, tentato esercizio o mancato esercizio di alcuno dei diritti, azioni, poteri, rimedi o facolta ad essi spettanti ai sensi del presente atto e delle Ipoteche costituite con il presente atto se non nel caso di dolo o colpa grave, e limitatamente al soggetto cui possa essere direttamente imputato il dolo o la colpa grave.

11.2 Qualsiasi modifica alle disposizioni del presente atto, ovvero ai diritti di garanzia in esso costituiti, ovvero qualsiasi rinuncia ad avvalersi dei diritti in esso previsti, non produrra alcun effetto a meno che tale modifica o rinuncia risulti da un atto sottoscritto dal Costituente e dai Creditori Garantiti.

11.3 Il Costituente accetta che i Creditori Garantiti ed il Security Trustee non avranno alcun dovere, obbligo, onere e responsabilita in relazione alla custodia e conservazione degli Immobili.

12.      LEGGE APPLICABILE E FORO COMPETENTE

12.1 Il presente atto e le Ipoteche costituite in forza dello stesso sono regolati dal diritto italiano.

12.2 Il tribunale di Genova avra competenza a conoscere di qualunque controversia insorta fra le parti in merito al presente atto ed alle Ipoteche costituite in forza dello stesso.

13.      TASSE, IMPOSTE E SPESE

13.1     SPESE

         Il Costituente, di volta in volta e prontamente su richiesta del Security Trustee per conto dei Creditori Garantiti, rimborsera a quest'ultimo l'intero ammontare di tutti i costi e le spese (incluse le spese legali), piu l'eventuale IVA applicabile, nei quali siano incorsi i Creditori Garantiti ovvero il Security Trustee (per loro conto) e qualsiasi Delegato (purche, in relazione al paragrafo 13.1.1 della presente Clausola 13, tali costi e spese siano stati opportunamente sostenuti e purche in relazione alle spese fiscali e notarili di cui al Paragrafo 6.7 l'obbligo di rimborso sia limitato al soli costi di cui al Paragrafo 6.7.1 ed in relazione al Paragrafo 7.1.2 l'obbligo di rimborso sia limitato ai casi ivi previsti) in relazione a:

         13.1.1 la sottoscrizione, registrazione, iscrizione, liberazione ed escussione delle Ipoteche di cui al presente atto, il perfezionamento delle Ipoteche contemplate nel presente atto; e

         13.1.2 l'esercizio, tutela e/o esecuzione, attuali o futuri, di ciascuno dei diritti, poteri o azioni, o l'adempimento dei doveri e degli obblighi dei Creditori Garantiti e del Security Trustee o di qualsiasi Delegato, oppure eventuali modifiche o rinunce in riferimento al presente atto;

         che produrranno interessi a partire dalla data della suddetta richiesta fino al relativo rimborso al tasso e alle condizioni di cui alla Clausola 18.4 (Interest on Demands) del Security Trust and Intercreditor Deed.

13.2     TASSE

         13.2.1 Fatto salvo quanto previsto alle Clausole 6.7 e 7.1.2 del presente atto, il Costituente, prontamente su richiesta del Security Trustee, corrispondera tutte le imposte di bollo, registrazione, ipotecarie e ulteriori tasse o imposte analoghe pagate o pagabili dai Creditori Garantiti in relazione a qualsiasi azione adottata o da adottarsi da parte dei Creditori Garantiti o dal Security Trustee per loro conto, al fine di registrare, iscrivere, confermare, proseguire o cancellare le Ipoteche costituite con il presente atto. Il Costituente terra altresi i Creditori

                  Garantiti ed il Security Trustee indenni, prontamente su richiesta degli stessi, da ogni passivita, costo, azione o spesa derivante da qualsiasi mancato pagamento da parte del Costituente o qualsiasi ritardo da parte di uno qualsiasi dei Costituenti nel pagamento delle summenzionate imposte.

         13.2.2 Ai fini dell'imposizione fiscale indiretta prevista dalla legge italiana, resta inteso che l'importo del credito garantito dalle Ipoteche costituite con il presente atto ammonta ad Euro 49.000.000,00 (quarantanovemilioni).

                  Londra, 19 Maggio 2003

                  M. SKELLY

                  MARY ANGELA SKELLY

                                   ALLEGATO A1

    (Sintesi dei Termini e delle Condizioni dei Titoli Senior e del relativo contratto di emissione)

EMITTENTE:                          Marconi Corporation plc

VALUTA:                             Dollari statunitensi

IMPORTO NOZIONALE:                  L717,139,584 alla data di emissione

INTERESSI MATURATI:                 8% l'anno pagabili trimestralmente

DATA DI SCADENZA LEGALE:            30 aprile 2008

BANCA DEPOSITARIA:                  The Bank of New York

DATA DI EMISSIONE:                  19 maggio 2003

RATING:                             In attesa di assegnazione

LEGGE APPLICABILE:                  Inglese

                          DESCRIZIONE DEI TITOLI SENIOR

Ciascuna serie di tranche di titoli obbligazionari Senior ("Senior Notes") sara inizialmente rappresentata da uno o piu certificati globali al portatore privi di cedola interessi (definiti individualmente come "Global Senior Note" e collettivamente come "Global Senior Notes"). La proprieta delle Global Senior Notes si trasmette consegnando le medesime. Il portatore di qualsivoglia certificato relativo a tranche di Senior Notes, incluso qualsiasi Global Senior Note (il "portatore"), e considerato, nel caso di certificati al portatore, chiunque risulti fisicamente in possesso del certificato medesimo oppure, nel caso di certificati nominativi, il soggetto a nome del quale e registrato il certificato.

Le Global Senior Notes saranno depositate all'atto dell'emissione presso The Bank of New York, che agira in qualita di banca depositaria (la "Banca Depositaria") ai sensi di un Accordo di Deposito ("Deposit Agreement") che prevede l'emissione, da parte della Banca Depositaria nei confronti della Depositary Trust Company ("DTC") di titoli immateriali di deposito e nei confronti di Euroclear e/o Clearstream, Luxembourg di titoli certificati di deposito (assieme ai titoli immateriali di deposito il/i "CDI") rappresentanti globalmente un interesse pari al 100% degli interessi di ciascuna Global Senior Note sottostante. I CDI saranno registrati a nome di Cede & Co., in qualita di delegato della DTC (relativamente ai CDI emessi nei confronti di DTC) o del delegato di un agente depositario comune di Euroclear e Clearstream, Luxembourg (relativamente ai CDI emessi nei confronti di Euroclear e/o Clearstream, Luxembourg). A seguito dell'accettazione, da parte di DTC, Euroclear e/o Clearstream, Luxembourg, della registrazione dei CDI nei rispettivi sistemi di compensazione ("Book Entry Settlement System"), DTC, Euroclear e/o Clearstream, Luxembourg emetteranno e negozieranno attraverso detti sistemi di compensazione specifici diritti nei confronti dei titoli immateriali di deposito (i "Book Entry Interests").

I Book Entry Interests, che avranno forma non definitiva, saranno detenuti da o per il tramite di soggetti aderenti a o aventi conti correnti con DTC, Euroclear e/o Clearstream, Luxembourg (i "partecipanti diretti") o soggetti che vantano diritti per il tramite di partecipanti diretti (i "partecipanti indiretti" e, unitamente ai partecipanti diretti, i "partecipanti").

Il possesso dei Book Entry Interests risultera dalle registrazioni nel Book Entry Settlement System di DTC, Euroclear, Clearstream, Luxembourg e dei relativi partecipanti, e il passaggio di proprieta dei medesimi potra essere effettuato solo attraverso tali sistemi. I Book Entry Interests potranno essere ceduti solo sotto forma di unita del medesimo valore autorizzato della serie corrispondente di Senior Notes. Fatta salva l'ipotesi in cui una qualsiasi serie di Senior Notes venga scambiata, interamente o parzialmente, con altri titoli dell'Emittente, o il relativo Global Senior Certificate venga scambiato con le Senior Notes registrate in forma definitiva (le "Definitive Registered Notes"), i CDI corrispondenti a una serie specifica detenuti da DTC, Euroclear e/o Clearstream, Luxembourg potranno essere ceduti unicamente in blocco tra DTC, Euroclear e/o Clearstream, Luxembourg, un delegato di DTC, i delegati di un agente depositario comune di Euroclear e Clearstream o i relativi sostituti.

Fintanto che la/le Global Senior Note/s rappresentante le Senior Notes di una serie sia/siano posseduto/i dalla Banca Depositaria o dal proprio agente delegato, questi ultimi saranno considerati portatori esclusivi del/i Certificato Globale/i ai fini del contratto di emissione senior ("Senior Note Indenture"). Salvo nelle limitate circostanze (descritte di seguito), quando le Definitive Registered Notes sono emesse, non sara consentito ad alcun partecipante o altro soggetto di registrare le Senior Notes a proprio nome, ricevere o avere il diritto di ricevere fisicamente le Definitive Registered Notes o essere considerato proprietario o portatore di tali Senior Notes ai sensi della relativa Indenture o Deposit Agreement. Qualsiasi soggetto titolare di Diritti relativi ai Titoli dovra pertanto fare riferimento alle procedure della Banca Depositaria e di DTC, Euroclear e/o Clearstream, Luxembourg e, qualora non sia un partecipante diretto in DTC, Euroclear e/o Clearstream, Luxembourg, detto soggetto dovra fare riferimento alle procedure del partecipante diretto o di altro intermediario in titoli obbligazionari per il tramite dei quali e titolare del proprio diritto, al fine di esercitare qualsivoglia diritto e adempiere a qualsivoglia obbligo di un titolare ai sensi della Senior Note Indenture, della serie di Senior Notes o del Deposit Agreement.

Fintanto che i CDI relativi alle Senior Notes siano detenuti da DTC, Euroclear e/o Clearstream, Luxembourg, i Book Entry Interests (e le corrispondenti Global Senior Notes) non potranno essere scambiati con le Definitive Registered Notes, salvo nel caso in cui:

     - DTC, Euroclear o Clearstream, Luxembourg comunichino alla Banca Depositaria la propria indisponibilita o incapacita a continuare a detenere i CDI o DTC non sia piu in grado, in qualsiasi momento, di svolgere le funzioni di agenzia di clearing registrata ai sensi dell'US Exchange Act, e in entrambi i casi la Banca Depositaria non provveda a nominare un sostituto di DTC entro 120 giorni da una richiesta scritta da parte dell'Emittente;

     - La Banca Depositaria comunichi all'Emittente e al relativo Senior Note Trustee la propria indisponibilita o incapacita a continuare a svolgere le funzioni di Banca Depositaria, e l'Emittente non provveda a nominare un sostituto entro 120 giorni;

     - DTC, Euroclear, Clearstream, Luxembourg, l'Emittente o il Trustee lo richiedano in caso di rinuncia da parte dell'Emittente o qualora perduri un caso inadempimento ai sensi della Senior Note Indenture.

     - Euroclear o Clearstream, Luxembourg non risultino operativi per un periodo ininterrotto di 14 giorni (per motivo diverso dalla chiusura per festivita nazionali) o annuncino l'intenzione di cessare la propria attivita in modo permanente; o

Qualsiasi Global Senior Certificate che puo essere scambiato ai sensi del precedente paragrafo potra essere scambiato con Definitive Registered Notes aventi medesime serie, aliquota d'interesse, data di emissione, data o date di inizio decorrenza di tali interessi, date di pagamento interessi ("Interest Payment Dates"), scadenza ("State of Maturity"), disposizioni di rimborso, valuta rilevante ("Relevant Currency") e altre condizioni e con Definitive Registered Notes aventi tagli differenti per un valore complessivo pari a quello delle Global Senior Notes delle serie oggetto di scambio.

                                   ALLEGATO A2

        (Sintesi dei Termini e delle Condizioni dei Titoli Junior e del relativo contratto di emissione)

EMITTENTE:                          Marconi Corporation plc

VALUTA:                             Dollari statunitensi

IMPORTO NOZIONALE:                  486,881,472 dollari statunitensi

INTERESSI MATURATI:                 10% l'anno o 12% qualora l'Emittente
                                    decida di corrispondere gli interessi
                                    sotto forma di obbligazioni ("PIK Notes")

DATA DI SCADENZA LEGALE:            31 ottobre 2008

BANCA DEPOSITARIA:                  The Bank of New York

DATA DI EMISSIONE:                  19 maggio 2003

RATING:                             In attesa di assegnazione

LEGGE APPLICABILE:                  Inglese

                          DESCRIZIONE DEI TITOLI JUNIOR

Ciascuna serie di tranche di titoli obbligazionari Junior ("Junior Notes") sara inizialmente rappresentata da uno o piu certificati globali al portatore privi di cedola interessi (definiti individualmente come "Global Junior Note" e collettivamente come "Global Junior Notes"). La proprieta delle Global Junior Notes si trasmette consegnando le medesime. Il portatore di qualsivoglia certificato relativo a tranche di Junior Notes, incluso qualsiasi Global Junior Note (il "portatore"), e considerato, nel caso di certificati al portatore, chiunque risulti fisicamente in possesso del certificato medesimo oppure, nel caso di certificati nominativi, il soggetto a nome del quale e registrato il certificato.

Le Global Junior Notes saranno depositate all'atto dell'emissione presso The Bank of New York, che agira in qualita di banca depositaria (la "Banca Depositaria") ai sensi di un Accordo di Deposito ("Deposit Agreement") che prevede l'emissione, da parte della Banca Depositaria nei confronti della Depositary Trust Company ("DTC") di titoli immateriali di deposito e nei confronti di Euroclear e/o Clearstream, Luxembourg di titoli certificati di deposito (assieme ai titoli immateriali di deposito i "CDI") rappresentanti globalmente un interesse pari al 100% degli interessi di ciascuna Global Junior Note sottostante. I CDI saranno registrati a nome di Cede & Co., in qualita di delegato della DTC (relativamente ai CDI emessi nei confronti di DTC) o del delegato di un agente depositario comune di Euroclear e Clearstream, Luxembourg (relativamente ai CDI emessi nei confronti di Euroclear e/o Clearstream, Luxembourg). A seguito dell'accettazione, da parte di DTC, Euroclear e/o Clearstream, Luxembourg, della registrazione dei CDI nei rispettivi sistemi di compensazione ("Book Entry Settlement

System"), DTC, Euroclear e/o Clearstream, Luxembourg emetteranno e negozieranno attraverso detti sistemi di compensazione specifici diritti nei confronti dei titoli immateriali di deposito (i "Book Entry Interests").

I Book Entry Interests, che avranno forma non definitiva, saranno detenuti da o per il tramite di soggetti aderenti a o aventi conti correnti con DTC, Euroclear e/o Clearstream, Luxembourg (i "partecipanti diretti") o soggetti che vantano diritti per il tramite di partecipanti diretti (i "partecipanti indiretti" e, unitamente ai partecipanti diretti, i "partecipanti").

Il possesso dei Book Entry Interests risultera dalle registrazioni nel Book Entry Settlement System di DTC, Euroclear, Clearstream, Luxembourg e dei relativi partecipanti, e il passaggio di proprieta dei medesimi potra essere effettuato solo attraverso tali sistemi. I Book Entry Interests potranno essere ceduti solo sotto forma di unita del medesimo valore autorizzato della serie corrispondente di Junior Notes. Fatta salva l'ipotesi in cui una qualsiasi serie di Junior Notes venga scambiata, interamente o parzialmente, con altri titoli dell'Emittente, o il relativo Global Junior Certificate venga scambiato con le Junior Notes registrate in forma definitiva (le "Definitive Registered Notes"), i CDI corrispondenti a una serie specifica detenuti da DTC, Euroclear e/o Clearstream, Luxembourg potranno essere ceduti unicamente in blocco tra DTC, Euroclear e/o Clearstream, Luxembourg, un delegato di DTC, i delegati di un agente depositario comune di Euroclear e Clearstream o i relativi sostituti.

Fintanto che la/le Global Junior Note/s rappresentante le Junior Notes di una serie sia/siano posseduto/i dalla Banca Depositaria o dal proprio agente delegato, questi ultimi saranno considerati portatori esclusivi del/i Certificato Globale/i ai fini del contratto di emissione junior ("Junior Note Indenture"). Salvo nelle limitate circostanze (descritte di seguito), quando le Definitive Registered Notes sono emesse, non sara consentito ad alcun partecipante o altro soggetto di registrare le Junior Notes a proprio nome, ricevere o avere il diritto di ricevere fisicamente le Definitive Registered Notes o essere considerato proprietario o portatore di tali Junior Notes ai sensi della relativa Indenture o Deposit Agreement. Qualsiasi soggetto titolare di Diritti relativi ai Titoli dovra pertanto fare riferimento alle procedure della Banca Depositaria e di DTC, Euroclear e/o Clearstream, Luxembourg e, qualora non sia un partecipante diretto in DTC, Euroclear e/o Clearstream, Luxembourg, detto soggetto dovra fare riferimento alle procedure del partecipante diretto o di altro intermediario in titoli obbligazionari per il tramite dei quali e titolare del proprio diritto, al fine di esercitare qualsivoglia diritto e adempiere a qualsivoglia obbligo di un titolare ai sensi della Junior Note Indenture, della serie di Junior Notes o del Deposit Agreement.

Fintanto che i CDI relativi alle Junior Notes siano detenuti da DTC, Euroclear e/o Clearstream, Luxembourg, i Book Entry Interests (e le corrispondenti Global Junior Notes) non potranno essere scambiati con le Definitive Registered Notes, salvo nel caso in cui:

     - DTC, Euroclear o Clearstream, Luxembourg comunichino alla Banca Depositaria la propria indisponibilita o incapacita a continuare a detenere i CDI o DTC non sia piu in grado, in qualsiasi momento, di svolgere le funzioni di agenzia di clearing registrata ai sensi dell'US Exchange Act, e in entrambi i casi la Banca Depositaria non provveda a nominare un sostituto di DTC entro 120 giorni da una richiesta scritta da parte dell'Emittente;

     - La Banca Depositaria comunichi all'Emittente e al relativo Junior Note Trustee la propria indisponibilita o incapacita a continuare a svolgere le funzioni di Banca Depositaria, e l'Emittente non provveda a nominare un sostituto entro 120 giorni;

     - Su richiesta di DTC, Euroclear, Clearstream, Luxembourg, l'Emittente o il Trustee lo richiedano in caso di rinuncia da parte dell'Emittente o qualora perduri un caso inadempimento ai sensi della Junior Note Indenture.

     - Euroclear o Clearstream, Luxembourg non risultino operativi per un periodo ininterrotto di 14 giorni (per motivo diverso dalla chiusura per festivita nazionali) o annuncino l'intenzione di cessare la propria attivita in modo permanente; o

Qualsiasi Global Junior Certificate che e scambiabile ai sensi del precedente paragrafo potra essere scambiato con Definitive Registered Notes aventi medesime serie, aliquota d'interesse, data di emissione, data o date di inizio decorrenza di tali interessi, date di pagamento interessi ("Interest Payment Dates"), scadenza ("State of Maturity"), disposizioni di rimborso, valuta rilevante ("Relevant Currency") e altre condizioni e con Definitive Registered Notes aventi tagli differenti per un valore complessivo pari a quello delle Global Junior Notes delle serie oggetto di scambio.

                                   ALLEGATO B

                                     PART I

      (LISTA DELLE NEW BONDING FACILITY BANKS E NEW BONDING FACILITY AGENT)

NEW BONDING FACILITY BANKS

HSBC Bank plc, con sede legale in Canada Square 8, London E14 5HQ.

JPMorgan Chase Bank, London branch, in Trinity Tower, 9 Thomas More Street, London E1W 1YT.

NEW BONDING FACILITY AGENT

HSBC Bank plc, con sede legale in Canada Square 8, London E14 5HQ.

                                     PART II

            (TERMINI E CONDIZIONI DEL NEW BONDING FACILITY AGREEMENT)

LINEA DI CREDITO: finanziamento in conto corrente

AMMONTARE MASSIMO:L50,000,000

TASSO DI INTERESSE: fronting fee 0.10% per anno piu bonding fee 0.50% per anno;

TASSO DI INTERESSI DI MORA: il tasso di interesse di mora sara il tasso di interesse pari al LIBOR applicabile di volta in volta piu 2% piu 0.50% piu gli eventuali "mandatory cost" per i successivi periodi di interesse;

RIMBORSO: Il periodo di utilizzo in base al New Bonding Facility Agreement terminera 18 mesi a partire dal "Effective Date" dello "Scheme". Tale periodo di utilizzo potra tuttavia essere esteso fino a 30 mesi dall'"Effective Date" dello "Scheme", restando comunque inteso che le lettere di credito concesse durante tale periodo di utilizzo potranno continuare anche dopo il termine del periodo di utilizzo. Le espressioni "Effective Date" e "Scheme" hanno, nel contesto di questa Schedule, il significato dato a tali termini nel New Bonding Facility Agreement.

                                   ALLEGATO C

PART I

Marconi Communications Inc.

Marconi Networks Worldwide, Inc.

Marconi Communications Technology, Inc.

Marconi Communications Federal, Inc.

Marconi Acquisition Corp.

Marconi Intellectual Property (Ringfence) Inc.

Marconi Communications Limited, a private limited company incorporated under the laws of England and Wales

Marconi Communications Optical Networks Limited

Marconi Communications, S.A. de C.V.

Marconi Communications de Mexico, S.A. de C.V.

Marconi Communications Exportel, S.A. de C.V.

Administrativa Marconi Communications, S.A. de C.V.

Marconi Communications BV

Marconi Communications GmbH, a private company incorporated under the laws of Germany

Metapath Software International Limited

Mobile Systems International Holdings Limited

GPT Special Project Management Limited

Marconi Communications Limited, a private limited company incorporated under the laws of the Republic of Ireland

Marconi Communications International Limited

Marconi Communications China Limited

Marconi Communications International Investments Limited

Marconi Communications International Holdings Limited

Marconi Communications Investments Limited

Marconi Communications Holdings Limited

Marconi (Bruton Street) Limited

Marconi (DGP1) Limited

Marconi (DGP2) Limited

Marconi Bonding Limited

Marconi Optical Components Limited

Associated Electrical Industries Limited

English Electric Company Ltd

Marconi (Elliott Automation) Limited

Elliott-Automation Holdings Limited

Marconi Aerospace Unlimited

Marconi UK Intellectual Property Limited

Marconi (NCP) Limited

Highrose Limited

Marconi Inc.

Marconi Holdings, LLC

Marconi Communications North America Inc.

FS Holdings Corp.

FS Finance Corp.

Marconi Software International, Inc.

Metapath Software International (US), Inc.

Metapath Software International, Inc.

Marconi Intellectual Property (US), Inc.

Regents Place, Inc.

Marconi Communications Holdings GmbH

Marconi Communications GmbH, a private company incorporated under the laws of Switzerland

Marconi Communications Real Estate GmbH

Marconi Holdings S.p.A.

Marconi Communications S.p.A.

Marconi Sud S.p.A.

Marconi Australia Holdings Pty Limited

Marconi Australia Pty Limited

Marconi Communications Asia Limited

G.E.C. (Hong Kong) Limited

Bruton Street Overseas Investments Limited

PART II

Marconi Communications Inc.

Marconi Networks Worldwide, Inc.

Marconi Communications Technology, Inc.

Marconi Communications Federal, Inc.

Marconi Acquisition Corp.

Marconi Intellectual Property (Ringfence) Inc.

Marconi Communications Limited, a private limited company incorporated under the laws of England and Wales

Marconi Communications Optical Networks Limited

Marconi Communications, S.A. de C.V.

Marconi Communications de Mexico, S.A. de C.V.

Marconi Communications Exportel, S.A. de C.V.

Administrativa Marconi Communications, S.A. de C.V.

Marconi Communications BV

Marconi Communications GmbH, a private company incorporated under the laws of Germany

Marconi Corporation plc

Metapath Software International Limited

Mobile Systems International Holdings Limited

GPT Special Project Management Limited

Marconi Communications Limited, a private limited company incorporated under the laws of the Republic of Ireland

Marconi Communications International Limited

Marconi Communications China Limited

Marconi Communications International Investments Limited

Marconi Communications International Holdings Limited

Marconi Communications Investments Limited

Marconi Communications Holdings Limited

Marconi (Bruton Street) Limited

Marconi (DGP1) Limited

Marconi (DGP2) Limited

Marconi Bonding Limited

Marconi Optical Components Limited

Associated Electrical Industries Limited

English Electric Company Ltd

Marconi (Elliott Automation) Limited

Elliott-Automation Holdings Limited

Marconi Aerospace Unlimited

Marconi UK Intellectual Property Limited

Marconi (NCP) Limited
Highrose Limited

Marconi Inc.

Marconi Holdings, LLC

Marconi Communications North America Inc.

Regents Place Inc.

FS Holdings Corp.

FS Finance Corp.

Marconi Software International, Inc.

Metapath Software International (US), Inc.

Metapath Software International, Inc.

Marconi Intellectual Property (US), Inc.

Regents Place, Inc.

Marconi Communications Holdings GmbH

Marconi Communications GmbH, a private company incorporated under the laws of Switzerland

Marconi Communications Real Estate GmbH

Marconi Holdings S.p.A.

Marconi Communications S.p.A.

Marconi Sud S.p.A.

Marconi Communications Telemulti Ltda

Marconi Australia Holdings Pty Limited

Marconi Australia Pty Limited

Marconi Communications Asia Limited

G.E.C. (Hong Kong) Limited

Bruton Street Overseas Investments Limited

                                   ALLEGATO D

                                    Immobili

LUOGO:            COMUNE DI GENOVA - SEZ. PEGLI VOLTRI - VIA NEGRONE N. 1A

DESCRIZIONE:      Complesso immobiliare composto dai corpi di fabbrica adibiti ad uso ufficio, deposito, locali termici, servizi igienici, portineria, magazzino, autorimessa, con annessa area scoperta destinata a piazzale di manovra.

DATI CATASTALI:   Il tutto censito al Catasto Fabbricati del detto Comune di
                  Genova - Sez. Pegli Voltri al FOGLIO 72 della SEZIONE BOR,
                  MAPPALE 129 SUBALTERNO 26, Via A. Negrone n. 1A - piano S1-6, zona censuaria 2, cat. D/7, rendita catastale Euro 215.734,38=

                  GRAFFATO AL FOGLIO 76, MAPPALI:

                  - 257 subalterno 3

                  - 258 subalterno 3

                  - 260 subalterno 3

                  - 272 subalterno 3

                  - 273 subalterno 3

                  - 279 subalterno 3

                  - 280 subalterno 3

                  - 433 subalterno 21

                  - 442 subalterno 3

                  - 444 subalterno 3

                  - 450 subalterno 3

CONFINI:          per tre lati di proprieta di terzi

LUOGO:            COMUNE DI GENOVA - SESTRI PONENTE - VIA GIOTTO

DESCRIZIONE:      Laboratori facenti parte del complesso immobiliare avente
                  accesso da Via Giotto nn. 2, 4 e 6 e da Via Antinori nn.
                  2-4: comparti n(degree)7-8-9.

DATI CATASTALI:   Censiti al Catasto Fabbricati del Comune di Genova - Sestri
                  Ponente come segue:

                  FOGLIO 72 della SEZIONE BOR, MAPPALE 129 SUBALTERNO 13 GRAFFATO AL MAPPALE 433 SUBALTERNO 11, Via Giotto, piano T, zona censuaria 2, cat. B/5, classe 2, rendita catastale Euro 11.922,43=

CONFINI: a Nord: proprieta Comune di Genova e/o aventi causa, proprieta Agape e/o aventi causa e parti condominiali;

                  ad Est: Via Giotto;

                  a Sud: Via Manara;

                  ad Ovest:  proprieta Comune di Genova e/o aventi causa;
                  sopra, proprieta Ifap Iri S.p.A. e/o aventi causa; sotto, proprieta Ifap Iri S.p.A. e/o aventi causa e proprieta Marconi S.p.A. e/o aventi causa.

                  Londra, 19 Maggio 2003

                  M. SKELLY

                  MARY ANGELA SKELLY